Exhibit 99.1

ECP Environmental Growth Opportunities Corp. Announces Pricing
of $300 Million Initial Public Offering

Summit, New Jersey, February 8, 2021 /PRNewswire/ – ECP Environmental Growth Opportunities Corp. (the “Company”) announced today the pricing of its initial public offering of 30,000,000 units at a price of $10.00 per unit.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to focus its search for a business combination target on businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse.

The units will be listed on the Nasdaq Stock Market LLC (“Nasdaq”) and will trade under the ticker symbol “ENNVU” beginning on February 9, 2021.  Each unit consists of one share of the Company’s Class A common stock and one-quarter of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “ENNV” and “ENNVW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Barclays, Morgan Stanley and BMO Capital Markets are acting as book runners for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on February 11, 2021, subject to customary closing conditions.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

or

Morgan Stanley & Co. LLC

Attention: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

or

BMO Capital Markets Corp.

Attention: Equity Syndicate Department

3 Times Square, 25th Floor

New York, NY 10036

Email: bmoprospectus@bmo.com

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 8, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ECP Environmental Growth Opportunities Corp. is a special purpose acquisition company formed by Energy Capital Partners Management, LP for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of ECP Environmental Growth Opportunities Corp. is to identify and acquire businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse.

Energy Capital Partners Management, LP is a leading private investment firm focused on North American power generation, renewables and environmental infrastructure investments. Energy Capital Partners Management, LP has expertise and investment focus in the areas of power generation, renewables and storage solutions and environmental infrastructure and services, emphasizing the transition to an electrified and sustainable future and helping companies achieve proven environmental standards across air, water, waste and recycling.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Emily Zovko

Telephone: (833) ECP-ENNV

Email: info@ecpennv.com

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